News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G DELIVERS +2% ORGANIC SALES, +9% CORE EARNINGS PER SHARE
IN SECOND QUARTER FISCAL 2016
Net Sales -9%; Organic Sales +2%; Diluted Net EPS +37%; Core EPS +9%;
Currency-Neutral Core EPS +21%
CINCINNATI, January 26, 2016 - The Procter & Gamble Company (NYSE:PG) reported second quarter fiscal year 2016 net sales of $16.9 billion, a decrease of nine percent versus the prior year due primarily to foreign exchange impacts. Organic sales, which exclude the impact of foreign exchange and acquisitions and divestitures, increased two percent. Core earnings per share were $1.04, an increase of nine percent. Core operating profit margin increased 350 basis points with improvement in gross margin and SG&A costs. Currency-neutral core earnings per share grew 21% versus the prior year. Diluted net earnings per share were $1.12, an increase of 37%.

Operating cash flow was $4.5 billion for the quarter. Adjusted free cash flow productivity was 117%. The Company repurchased $2.0 billion of common stock and returned $1.9 billion of cash to shareholders as dividends.

“We are encouraged by our return to organic sales growth in the quarter,” said President and Chief Executive Officer David Taylor. “With the top-line improvement and continued cost reduction, we delivered solid core operating income and EPS growth in the face of significant macro-economic and geopolitical headwinds.”

October - December Quarter Discussion
Net sales in the second quarter of fiscal year 2016 were $16.9 billion, a nine percent decrease, including a negative eight percentage point impact from foreign exchange and three percentage point impact from the Venezuela deconsolidation and minor brand divestitures. Organic sales increased two percent as a three percent pricing benefit more than offset a two percent reduction in organic shipment volume. Organic sales were in-line or higher in all five reporting segments. All-in and organic volume declined three percent and two percent, respectively. Pricing increased net sales in all five business segments and increased total net sales by three percent.

October - December 2015 Net Sales Drivers*	Volume	Foreign Exchange	Price	Mix	Other**	Net Sales	Organic Volume	Organic Sales
Beauty	(7)%	(7)%	4%	—%	—%	(10)%	(3)%	1%
Grooming	(2)%	(12)%	6%	(2)%	—%	(10)%	(1)%	3%
Health Care	(3)%	(8)%	3%	3%	—%	(5)%	(3)%	3%
Fabric Care and Home Care	(1)%	(8)%	1%	1%	—%	(7)%	—%	2%
Baby, Feminine and Family Care	(4)%	(7)%	3%	(1)%	(1)%	(10)%	(3)%	—%
Total P&G	(3)%	(8)%	3%	—%	(1)%	(9)%	(2)%	2%
* Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures, Venezuela deconsolidation and rounding impacts necessary to reconcile volume to net sales.
Sales growth in each business segment benefited, to varying degrees, from price increases taken with new product innovations and/or to offset the impact of currency devaluation in markets such as Russia, Brazil and Mexico. Volume growth was negatively affected by retailer actions to manage inventory levels relative to consumption trends in the markets most affected by currency devaluation and in markets where we have recently adjusted trade terms in certain sales channels. The following business segment discussion includes other impacts to sales growth in addition to those mentioned above:

•
Beauty segment organic sales increased one percent as a positive four percent impact from pricing was partially offset by a three percent impact from lower organic volume. Organic sales increases in Personal Care and the super-premium SK-II skin care brand were partially offset by organic sales declines of the Olay brand.

•
Grooming segment organic sales increased three percent as higher pricing in shave care and growth on Braun from innovation more than offset lower volume. Organic sales increased globally in shave care and in Braun in developed markets.

•
Health Care segment organic sales increased three percent as favorable geographic mix and higher pricing in both Oral Care and Personal Health Care were partially offset by lower volume. Organic sales growth was driven by Oral Care in developed markets, particularly power toothbrushes, and Personal Health Care in developing markets.

•
Fabric Care and Home Care segment organic sales increased two percent versus year ago on pricing benefits and favorable mix while organic volume was unchanged. Both Home Care and Fabric Care delivered strong growth in developed markets. This growth was partially offset by a decline in Fabric Care in developing markets.

•
Baby, Feminine and Family Care segment organic sales were unchanged versus year ago as pricing benefits were offset by lower organic volume. Baby Care organic sales declined as the growth of Pampers in North America was more than offset by declines in other regions. Feminine Care organic sales increased due to growth in developed markets from innovation and in developing markets due to pricing. Family Care organic sales were unchanged as increases in North America were offset by strategic distribution decreases in Mexico.

Core earnings per share were $1.04, an increase of nine percent versus the prior year. Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 21% for the quarter. Diluted net earnings per share from continuing operations increased 10% to $1.01. Diluted net earnings per share were $1.12, an increase of 37% versus the prior year, primarily driven by non-cash impairment charges related to the Batteries business in the base period. These charges are reported in results from discontinued operations.

Reported gross margin increased 170 basis points. Excluding the impact of incremental restructuring charges, core gross margin improved 210 basis points, including 80 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin increased 290 basis points, driven by 170 basis points of productivity cost savings, 100 basis points from lower commodity costs and a 130 basis point benefit from pricing, partially offset by unfavorable geographic and product mix, capacity and initiative investments and by negative scale leveraging due to lower volume.

Selling, general and administrative expense (SG&A) decreased 180 basis points on a reported basis versus the prior year, including a 40 basis point net benefit due to lower restructuring and charges for European legal reserves versus the base period. Core SG&A as a percentage of sales decreased 140 basis points, including a 40 basis point net benefit from foreign exchange impacts, driven by lower foreign currency re-measurement charges. On a currency-neutral basis, core SG&A costs decreased 100 basis points versus the prior year driven by a 100 basis point benefit from overhead spending reductions due to productivity efforts, partially offset by organization capability investments.

Reported operating profit margin increased 340 basis points and core operating profit margin was up 350 basis points versus the prior year, including a net 40 basis points of negative foreign exchange impacts. On a currency-neutral basis, core operating profit margin increased 390 basis points, including 270 basis points of productivity cost savings.

Fiscal Year 2016 Guidance

P&G said it is maintaining its outlook for organic sales growth of in-line to up low-single digits versus fiscal 2015. The Company expects all-in sales to be down high-single digits in fiscal 2016, now including a negative seven percentage point foreign exchange impact and a two to three percentage point drag from the combined impacts of the Venezuela deconsolidation and minor brand divestitures.

P&G said it is maintaining its guidance for constant currency Core EPS growth of mid-to-high single digits, with its current outlook at the low end of this range. The Company said Core EPS, including foreign exchange impacts, is now projected to be down three percent to eight percent versus last year’s Core EPS of $3.76. P&G now expects foreign exchange will have a 10%, or a negative $0.37 per share, impact on Core EPS growth for the year. This is seven percentage points, or $0.26 per share, greater than the impact the Company expected at the beginning of the fiscal year. All-in GAAP earnings per share are expected to increase in the range of 38% to 46% versus the prior year.

P&G increased its outlook for Adjusted Free Cash Flow Productivity from 90% to 100% of adjusted net earnings for the fiscal year. The Company continues to expect to retire shares at a value of approximately $8 to $9 billion dollars through a combination of direct share repurchases and shares that will be exchanged in the Duracell transaction. In addition to the share retirements, P&G expects to pay dividends of more than $7 billion dollars, for a total of $15 to $16 billion dollars in dividend payments, share exchanges and share repurchases this fiscal year.

Forward-Looking Statements
Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including disruptions in credit markets, reduced market growth rates or changes affecting our credit rating, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (4) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan; (5) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (6) the ability to compete with our local and global competitors in new and existing sales channels by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (7) the ability to manage and maintain key customer relationships; (8) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (9) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (10) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (11) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, accounting standards and environmental) and to resolve pending matters within current estimates; (12) the ability to manage changes in applicable tax laws and regulations; (13) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; and (14) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.
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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended December 31			Six Months Ended December 31
	2015	2014	% Chg	2015	2014	% Chg
NET SALES	$16,915	$18,495	(9)%	$33,442	$37,266	(10)%
COST OF PRODUCTS SOLD	8,460	9,558	(11)%	16,612	19,292	(14)%
GROSS PROFIT	8,455	8,937	(5)%	16,830	17,974	(6)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,602	5,358	(14)%	9,209	10,762	(14)%
OPERATING INCOME	3,853	3,579	8%	7,621	7,212	6%
INTEREST EXPENSE	143	160	(11)%	283	330	(14)%
INTEREST INCOME	58	34	71%	102	65	57%
OTHER NON-OPERATING INCOME, NET	35	19	84%	17	32	(47)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,803	3,472	10%	7,457	6,979	7%
INCOME TAXES ON CONTINUING OPERATIONS	898	798	13%	1,775	1,589	12%
NET EARNINGS FROM CONTINUING OPERATIONS	2,905	2,674	9%	5,682	5,390	5%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	323	(276)	N/A	181	(972)	N/A
NET EARNINGS	3,228	2,398	35%	5,863	4,418	33%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	22	26	(15)%	56	56	—%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$3,206	$2,372	35%	$5,807	$4,362	33%

EFFECTIVE TAX RATE	23.6%	23.0%		23.8%	22.8%

BASIC NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$1.04	$0.95	9%	$2.02	$1.92	5%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$0.12	$(0.10)	N/A	$0.07	$(0.36)	N/A
BASIC NET EARNINGS PER COMMON SHARE	$1.16	$0.85	36%	$2.09	$1.56	34%
DILUTED NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$1.01	$0.92	10%	$1.97	$1.85	6%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$0.11	$(0.10)	N/A	$0.06	$(0.34)	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$1.12	$0.82	37%	$2.03	$1.51	34%
DIVIDENDS PER COMMON SHARE	$0.663	$0.644		$1.326	$1.287
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,864.6	2,885.2		2,865.8	2,886.8

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	50.0%	48.3%	170	50.3%	48.2%	210
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	27.2%	29.0%	(180)	27.5%	28.9%	(140)
OPERATING MARGIN	22.8%	19.4%	340	22.8%	19.4%	340
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	22.5%	18.8%	370	22.3%	18.7%	360
NET EARNINGS FROM CONTINUING OPERATIONS	17.2%	14.5%	270	17.0%	14.5%	250
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	19.0%	12.8%	620	17.4%	11.7%	570
* Basic net earnings per common share and diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended December 31, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$2,963	(10)%	$774	(2)%	$585	(4)%
Grooming	1,806	(10)%	579	(19)%	441	(19)%
Health Care	1,978	(5)%	564	10%	394	7%
Fabric Care and Home Care	5,347	(7)%	1,177	9%	773	10%
Baby, Feminine and Family Care	4,710	(10)%	1,037	(7)%	683	(10)%
Corporate	111	N/A	(328)	N/A	29	N/A
Total Company	$16,915	(9)%	$3,803	10%	$2,905	9%

	Three Months Ended December 31, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(7)%	(3)%	(7)%	4%	—%	—%	(10)%
Grooming	(2)%	(1)%	(12)%	6%	(2)%	—%	(10)%
Health Care	(3)%	(3)%	(8)%	3%	3%	—%	(5)%
Fabric Care and Home Care	(1)%	—%	(8)%	1%	1%	—%	(7)%
Baby, Feminine and Family Care	(4)%	(3)%	(7)%	3%	(1)%	(1)%	(10)%
Total Company	(3)%	(2)%	(8)%	3%	—%	(1)%	(9)%

	Six Months Ended December 31, 2015
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$6,004	(11)%	$1,596	(3)%	$1,209	(3)%
Grooming	3,480	(12)%	1,078	(19)%	831	(18)%
Health Care	3,774	(8)%	1,012	4%	712	3%
Fabric Care and Home Care	10,598	(9)%	2,297	6%	1,520	7%
Baby, Feminine and Family Care	9,368	(11)%	2,148	(7)%	1,432	(10)%
Corporate	218	N/A	(674)	N/A	(22)	N/A
Total Company	$33,442	(10)%	$7,457	7%	$5,682	5%

	Six Months Ended December 31, 2015
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(7)%	(4)%	(7)%	3%	1%	(1)%	(11)%
Grooming	(3)%	(2)%	(12)%	5%	(2)%	—%	(12)%
Health Care	(5)%	(4)%	(8)%	2%	3%	—%	(8)%
Fabric Care and Home Care	(2)%	(1)%	(9)%	1%	1%	—%	(9)%
Baby, Feminine and Family Care	(5)%	(4)%	(8)%	2%	—%	—%	(11)%
Total Company	(4)%	(3)%	(8)%	2%	1%	(1)%	(10)%
* Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Six Months Ended December 31
	2015	2014
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$6,836	$8,558
OPERATING ACTIVITIES
NET EARNINGS	5,863	4,418
DEPRECIATION AND AMORTIZATION	1,454	1,540
SHARE BASED COMPENSATION EXPENSE	140	151
DEFERRED INCOME TAXES	140	31
GAIN ON SALE OF BUSINESSES	(37)	(299)
GOODWILL AND INDEFINITE-LIVED INTANGIBLE ASSET IMPAIRMENT CHARGES	402	1,713
CHANGES IN:
ACCOUNTS RECEIVABLE	(488)	(342)
INVENTORIES	(386)	(506)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	322	243
OTHER OPERATING ASSETS & LIABILITIES	374	(164)
OTHER	234	283
TOTAL OPERATING ACTIVITIES	8,018	7,068
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,223)	(1,642)
PROCEEDS FROM ASSET SALES	80	3,648
ACQUISITIONS, NET OF CASH ACQUIRED	(186)	(112)
PURCHASES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	(762)	(2,106)
PROCEEDS FROM SALES OF AVAILABLE-FOR-SALE INVESTMENT SECURITIES	683	179
CHANGE IN OTHER INVESTMENTS	(31)	(836)
TOTAL INVESTING ACTIVITIES	(1,439)	(869)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(3,733)	(3,614)
CHANGE IN SHORT-TERM DEBT	2,020	352
ADDITIONS TO LONG-TERM DEBT	1,721	1,112
REDUCTION OF LONG-TERM DEBT	(2,239)	(1,911)
TREASURY STOCK PURCHASES	(2,503)	(4,253)
IMPACT OF STOCK OPTIONS AND OTHER	1,007	2,009
TOTAL FINANCING ACTIVITIES	(3,727)	(6,305)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(285)	(248)
CHANGE IN CASH AND CASH EQUIVALENTS	2,567	(354)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,403	$8,204

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	December 31, 2015	June 30, 2015
CASH AND CASH EQUIVALENTS	$9,403	$6,836
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	4,874	4,767
ACCOUNTS RECEIVABLE	4,721	4,568
INVENTORIES	5,125	4,979
DEFERRED INCOME TAXES	1,173	1,356
PREPAID EXPENSES AND OTHER CURRENT ASSETS	1,828	2,708
ASSETS HELD FOR SALE	9,223	4,432
TOTAL CURRENT ASSETS	36,347	29,646
PROPERTY, PLANT AND EQUIPMENT, NET	18,910	19,655
GOODWILL	44,157	44,622
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	24,495	25,010
NONCURRENT ASSETS HELD FOR SALE	—	5,204
OTHER NONCURRENT ASSETS	5,234	5,358
TOTAL ASSETS	$129,143	$129,495
ACCOUNTS PAYABLE	$7,717	$8,138
ACCRUED AND OTHER LIABILITIES	7,945	8,091
LIABILITIES HELD FOR SALE	2,460	1,543
DEBT DUE WITHIN ONE YEAR	13,931	12,018
TOTAL CURRENT LIABILITIES	32,053	29,790
LONG-TERM DEBT	17,595	18,327
DEFERRED INCOME TAXES	9,257	9,179
NONCURRENT LIABILITIES HELD FOR SALE	—	717
OTHER NONCURRENT LIABILITIES	7,936	8,432
TOTAL LIABILITIES	66,841	66,445
TOTAL SHAREHOLDERS' EQUITY	62,302	63,050
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$129,143	$129,495

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the MD&A and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business results and trends and provide a more comparable measure of year-on-year results. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to more fully understand our business results. When a non-GAAP measure is used in MD&A, we have provided the comparable GAAP measure in the discussion. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

•	charges for incremental restructuring due to increased focus on productivity and cost savings, and

•	charges for European legal matters.
We do not view these items to be part of our sustainable results.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of the Venezuela deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.
Core EPS and currency-neutral Core EPS: Core EPS is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.
Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. The tables below provide a reconciliation of revised diluted net earnings per share to Core EPS and of Core EPS to currency-neutral Core EPS.
Core operating profit margin: This is a measure of the Company's operating margin adjusted for items as indicated.

Core gross margin: This is a measure of the Company's gross margin adjusted for items as indicated.
Core selling, general and administrative expense (SG&A) as a percentage of sales: This is a measure of the Company's SG&A as a percentage of sales adjusted for items as indicated.
Core tax rate: This is a measure of the Company's tax rate on continuing operations adjusted for items as indicated.
Free cash flow: Free cash flow is defined as operating cash flow less capital spending. We view free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Free cash flow productivity: Free cash flow productivity is defined as the ratio of free cash flow to net earnings.  The Company's long-term target is to generate annual adjusted free cash flow at or above 90 percent of net earnings.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended December 31, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE)
NET SALES	16,915	—	—	—	16,915
COST OF PRODUCTS SOLD	8,460	—	(143)	—	8,317
GROSS PROFIT	8,455	—	143	—	8,598
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,602	—	14	—	4,616
OPERATING INCOME	3,853	—	129	—	3,982
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	3,803	—	129	—	3,932
INCOME TAX ON CONTINUING OPERATIONS	898	—	30	(1)	927
NET EARNINGS FROM CONTINUING OPERATIONS	2,905	—	99	1	3,005
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	323	(323)		—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	22	—		—	22
NET EARNINGS ATTRIBUTABLE TO P&G	3,206	(323)	99	1	2,983
GROSS MARGIN	50.0%		0.8%	—%	50.8%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.2%	—%	0.1%	—%	27.3%
OPERATING PROFIT MARGIN	22.8%	—%	0.8%	(0.1)%	23.5%
EFFECTIVE TAX RATE	23.6%	—%	—%	—%	23.6%
					Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	1.01	—	0.03	—	1.04
	CURRENCY IMPACT TO CORE EARNINGS				0.11
	CURRENCY-NEUTRAL CORE EPS				1.15

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	210	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(140)	BPS
CORE OPERATING PROFIT MARGIN	350	BPS
CORE EFFECTIVE TAX RATE	90	BPS
CORE EPS	9%
CURRENCY-NEUTRAL CORE EPS	21%

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended December 31, 2014
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	18,495	—	—	—	—	18,495
COST OF PRODUCTS SOLD	9,558		(72)		(1)	9,485
GROSS PROFIT	8,937	—	72	—	1	9,010
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	5,358		(2)	(39)	—	5,317
OPERATING INCOME	3,579	—	74	39	1	3,693
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	3,472	—	74	39	(1)	3,584
INCOME TAX ON CONTINUING OPERATIONS	798		18	—	(1)	815
NET EARNINGS FROM CONTINUING OPERATIONS	2,674	—	56	39		2,769
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(276)	276		—		—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	26	(2)		—		24
NET EARNINGS ATTRIBUTABLE TO P&G	2,372	278	56	39		2,745
GROSS MARGIN	48.3%	—%	0.4%	—%		48.7%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	29.0%	—%	—%	(0.2)%	(0.1)%	28.7%
OPERATING PROFIT MARGIN	19.4%	—%	0.4%	0.2%		20.0%
EFFECTIVE TAX RATE	23.0%		—%	(0.3)%	—%	22.7%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	0.92		0.02	0.01	—	0.95

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

Organic sales growth:
The reconciliation of reported sales growth to organic sales is as follows:

October - December 2015	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty	(10)%	7%	4%	1%
Grooming	(10)%	12%	1%	3%
Health Care	(5)%	8%	0%	3%
Fabric Care and Home Care	(7)%	8%	1%	2%
Baby, Feminine and Family Care	(10)%	7%	3%	0%
Total P&G	(9)%	8%	3%	2%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2016 (Estimate)	Down high single digits	7%	2% to 3%	In-line to up low single digits
* Acquisition/Divestiture Impact also includes the Venezuela deconsolidation, the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Core EPS and currency-neutral Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth	Foreign Exchange Impact	Currency-Neutral Core EPS
FY 2016 (Estimate)	38% to 46%	(41)% to (54)%	(3)% to (8)%	10%	Up mid-to-high single digits
* Includes change in discontinued operations (includes Batteries impairments) and the absence of significant one-time items (e.g. Venezuela charge).
Free cash flow (dollars in millions):

Three Months Ended December 31, 2015
Operating Cash Flow	Capital Spending	Free Cash Flow
$4,480	$(691)	$3,789
Adjusted free cash flow productivity(dollars in millions):

Three Months Ended December 31, 2015
Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$3,789	$3,228	117%